Exhibit 23.1
Deloitte & Touche LLP
1750 Tysons Blvd
Suite 800
McLean, VA 22102-4219
USA
Tel:   703-251-1000
Fax:  703-251-3400
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2008 (December 30, 2008 as to Note 3), relating to the consolidated financial statements of E*TRADE Financial Corporation (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs regarding the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which the Company adopted on January 1, 2007, and FASB Statement No. 123 (revised 2004), Share-Based Payment, which the Company adopted on July 1, 2005, and the retrospective adjustment for discontinued operations), and our report dated February 28, 2008 on the effectiveness of E*TRADE Financial Corporation’s internal control over financial reporting, appearing in E*TRADE Financial Corporation’s Current Report on Form 8-K, dated December 30, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

January 5, 2009

Member of Deloitte Touche Tohmatsu